Exhibit 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OF

THE SECURITIES EXCHANGE ACT OF 1934

In connection with the quarterly report on Form 10-Q, (the “Report”), of SunCom Wireless, Inc. (the “Company”) for the period ended March 31, 2006, as filed with the Securities and Exchange Commission as of the date hereof, I, Eric Haskell, Acting Interim Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as appropriate, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Haskell
Name:	Eric Haskell
Title:	Acting Interim Chief Executive Officer and Chief Financial Officer
Date: May 15, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q, irrespective of any general incorporation language contained in such filing).